                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                  CHARGES AND PREFERRED STOCK DIVIDENDS


                                  PRO FORMA                          AMERICAN CELLULAR
                       -----------------------------------    ---------------------------------
                                                               FOR THE PERIOD
                         SIX MONTHS          YEAR ENDED       FROM FEBRUARY 26,     THREE MONTHS
                            ENDED            DECEMBER 31,        1998 THROUGH         ENDED JUNE
                        JUNE 30, 1998           1997            JUNE 30, 1998         30, 1998
                       ---------------     ---------------    -----------------    -------------
Interest                    $ 52,947          $105,889             $ 3,990            $ 3,990
Interest portion of
 rent expense                    581             1,139                  --                 --
Preferred stock
 dividend requirement         19,500            39,000                  --                 --
                            --------          --------             -------            -------
Fixed Charges               $ 73,028          $146,028             $ 3,990            $ 3,990
                            ========          ========             =======            =======
Consolidated pretax
 loss from continuing
 operations                 $(27,724)         $(78,353)            $(5,911)           $(5,931)

Fixed charges per above       73,028           146,028               3,990              3,990
Preferred stock
 dividend requirement        (19,500)          (39,000)                 --                 --
                            --------          --------             -------            -------
Earnings                    $ 25,804          $ 28,675             $(1,927)           $(1,941)
                            ========          ========             =======            =======
Ratio of Earnings to
 Fixed Charges

                                                                PRICELLULAR
                       ------------------------------------------------------------------------------------------------
                                   SIX MONTHS
                                  ENDED JUNE 30,                             YEAR ENDED DECEMBER 31,
                                 (In thousands)                                 (In thousands)
                             1998           1997          1997          1996         1995        1994          1993
                       -------------------------------------------------------------------------------------------------
Interest                     $37,757       $32,950     $ 67,392      $ 47,076       $22,953     $ 2,236      $   458
Interest portion of
 rent expense                    581           674        1,139           793           292          47           32
Preferred stock
 dividend requirement          3,357         3,240        6,540         6,178            --          --           --
                             -------       -------     --------      --------       -------     -------      -------
Fixed Charges                $41,695       $36,864     $ 75,071      $ 54,047       $23,245     $ 2,283      $   490
                             =======       =======     ========      ========       =======     =======      =======
Consolidated pretax
 loss from continuing
 operations                  $(6,286)      $(5,015)    $(13,631)     $(23,043)      $(7,711)    $(1,440)     $10,641


Fixed charges per above       41,695        36,864       75,071        54,047        23,245       2,283          490
Preferred stock
 dividend requirement         (3,357)       (3,240)      (6,540)       (6,178)           --          --           --
                             -------       -------     --------      --------       -------     -------      -------
Earnings                     $32,052       $28,609     $ 54,900      $ 24,826       $15,534     $   843      $11,131
                             =======       =======     ========      ========       =======     =======      =======
Ratio of Earnings to
 Fixed Charges                                                                                                  22.7
                                                                                                             =======


(1) The ratio of earnings to combined fixed charges and preferred stock dividends is not meaningful for periods that result in a deficit. For the PriCellular six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, and 1994 the deficit of earnings to combined fixed charges and preferred stock dividends was $9,643, $8,255, $20,171, $29,221, $7,711, $1,440 respectively. For the American Cellular period from February 26, 1998 (date of formation) through June 30, 1998 and the three months ended June 30, 1998, the deficit of earnings to combined fixed charges and preferred stock dividends was $5,911 and $5,931, respectively. For the pro forma six months ended June 30, 1998 and year ended December 31, 1997, the deficit of earnings to combined fixed charges and preferred stock dividends was $47,224 and $117,353, respectively.